Exhibit 16

December 21, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Crown Pacific Partners, L.P. (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of Crown’s Form 8-K report dated December 21, 2004.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/S/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP